Exhibit 10.1

AMENDMENT NUMBER ONE TO
MAIDENFORM BRANDS, INC.
2005 ANNUAL PERFORMANCE BONUS PLAN

WHEREAS, Maidenform Brands, Inc. (the “Company”) maintains the Maidenform Brands, Inc. 2005 Annual Performance Bonus Plan (the “Bonus Plan”); and

WHEREAS, pursuant to Section 8 of the Bonus Plan, the Board of Directors of the Company (or a duly authorized committee thereof) (the “Board”) reserved the right to amend the Bonus Plan at any time; and

WHEREAS, the Company desires to amend the Bonus Plan in a manner intended to provide that all payments made under the Bonus Plan will be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, in accordance with Treasury Regulation Section 1.409A-1(b)(4).

NOW, THEREFORE, pursuant to Section 8 of the Bonus Plan, the Bonus Plan is hereby amended, effective as of January 2, 2005, by deleting the following proviso from the end of the first sentence of Section 5.3 of the Bonus Plan:

“, provided that, if an Award is not paid by such dates the Award shall be paid on April 1 after the end of the applicable year”

Except as expressly set forth herein, the Bonus Plan shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, the Board has authorized the undersigned officer of the Company to execute this amendment on behalf of the Company and the undersigned has caused this amendment to be executed on behalf of the Company as of the date set forth below.

Maidenform Brands, Inc.

BY	/s / Maurice S. Reznik
Maurice S. Reznik
Chief Executive Officer

Date:	10/30/2008